EXHIBIT 2.2





                                  AMENDMENT TO
                       CONTRIBUTION AND PURCHASE AGREEMENT

     THIS AMENDMENT TO CONTRIBUTION AND PURCHASE AGREEMENT is made and entered into as of September 30, 1998 by and among Falcon Holding Group, L.P., a
Delaware limited partnership ("FHGLP"); Falcon Communications, L.P., a California limited partnership ("NewFalcon"); and TCI Falcon Holdings, LLC, a Delaware limited liability company ("TCI").

                              PRELIMINARY STATEMENT

     A.  The  parties  hereto  and  certain  other  persons   entered  into  the
Contribution and Purchase Agreement on December 30, 1997 (the "Contribution Agreement"), which was amended and modified by a First Amendment to Contribution and Purchase Agreement, dated as of March 23, 1998 (the "First Amendment"), a Second Amendment to Contribution and Purchase Agreement, dated as of April 2, 1998, a Third Amendment to Contribution and Purchase Agreement, dated as of May 12, 1998, a letter agreement dated June 25, 1998 (regarding TCI's acquisition of certain property in Walla Walla, Washington), and an Amendment dated September 29, 1998.

     B. Mezzanine Lending Associates III, L.P. ("MLA III") entered into the Contribution Agreement purporting to be the owner of certain Mezzanine Notes and Mezzanine Securities. MLA III has advised FHGLP that such Mezzanine Notes and Mezzanine Securities were in fact owned one-half by MLA III and one-half by Mezzanine Lending Associates II, L.P. ("MLA II") and that each of MLA II and MLA III will assign all of its Mezzanine Notes and Mezzanine Securities prior to Closing to MLA Cable Properties LLC.

     C. FHGLP and TCI desire to modify the Contribution Agreement to reflect the ownership by MLA Cable Properties LLC of the Mezzanine Notes and the Mezzanine Securities. Section 15.5(b) of the Contribution Agreement provides that FHGLP and TCI may enter into this Amendment without the consent or waiver of any other party to the Contribution Agreement, except for certain consents which are set forth on the signature page to this Amendment, and Section 11.17 of the Contribution Agreement provides for an agreement by each FHGLP Partner that any action that may be taken by FHGLP under the Contribution Agreement may be taken by FHGLP's General Partner in the General Partner's sole discretion.

     NOW, THEREFORE, FHGLP, TCI, and NewFalcon agree as follows:

     1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Contribution Agreement.


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     2. Mezzanine Lending Associates.

     (a) The Contribution Agreement is amended by deleting each reference to "Mezzanine Lending Associates III, L.P." (other than those references in the definitions of "Mezzanine Notes" and "Mezzanine Securities") and substituting therefor a reference to "MLA Cable Properties LLC."

     (b) By executing the consent set forth in the signature page to this Amendment, each of MLA II, MLA III, and MLA Cable Properties LLC represents and warrants that the representations and warranties in Article 6 of the Contribution Agreement, insofar as such representations and warranties relate to MLA Cable Properties LLC after giving effect to Section 2(a) of this Amendment, are true on the date of this Amendment as if such representations and warranties were made on the date of this Amendment and set forth herein.

     (c) This Amendment shall be effective upon the execution by each of MLA II, MLA III, and MLA Cable Properties LLC of the consent set forth in the signature page to this Amendment.

     3. Authority. FHGLP and TCI acknowledge and agree that they are entering into this Amendment pursuant to Section 15.5(b).

     4. Effect of Amendment. Except as amended hereby, the Contribution Agreement as previously amended shall remain unchanged and in full force and effect, and this Amendment shall be governed by and subject to the terms of the Contribution Agreement, as amended hereby. From and after the date of this Amendment, each reference in the Contribution Agreement to "this Agreement," "hereof," "hereunder" or words of like import, and all references to the Contribution Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature (other than in this Amendment or as otherwise expressly provided) shall be deemed to mean the Contribution Agreement, as previously amended and as amended by this Amendment.

     5. Acknowledgment by TCI Communications. TCI Communications, Inc. acknowledges and agrees that this Amendment shall in no way impair or otherwise affect any of its agreements, covenants, and obligations under the NewFalcon Agreement.

                             [SIGNATURES NEXT PAGE]





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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                   Falcon Holding Group, L.P.

                                   By:      Falcon Holding Group, Inc.

                                   By:      /s/ Stanley S. Iskowitch
                                            ----------------------------------
                                            Name: Stanley S. Iskowitch
                                            Title: Executive Vice President

                                            Falcon Communications, Group, L.P.

                                   By:      Falcon Holding Group, L.P.

                                   By:      Falcon Holding Group, Inc.

                                   By:      /s/ Stanley S. Iskowitch
                                            ----------------------------------
                                            Name: Stanley S. Iskowitch
                                            Title: Executive Vice President

                                   TCI Falcon Holdings, LLC

                                   By:      /s/ William R. Fitzgerald
                                            ----------------------------------
                                            Name: William R. Fitzgerald
                                            Title: Vice President

                                   TCI Communications, Inc.

                                   By:      /s/ William R. Fitzgerald
                                            ----------------------------------
                                            Name: William R. Fitzgerald
                                            Title: Vice President



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Each of the  undersigned  parties  consents  to and  agrees  to be  bound by the foregoing amendment to the Contribution Agreement.

                                   Mezzanine Lending Associates III, L.P.

                                   By:      Mezzanine Lending Management III,
                                             L.P., general partner

                                   By:      /s/ Gilbert Butler
                                            ----------------------------------
                                            Name: Gilbert Butler
                                            Title:   President

                                   Mezzanine Lending Associates II, L.P.

                                   By:      Mezzanine Lending Management II,
                                             L.P., general partner

                                   By:      /s/ Gilbert Butler
                                            ----------------------------------
                                            Name: Gilbert Butler
                                            Title:   President

                                   Mezzanine Cable Properties LLC

                                   By:      Mezzanine Lending Associates II,
                                             L.P.,its member

                                   By:      Mezzanine Lending Management II,
                                             L.P., general partner

                                   By:      /s/ Gilbert Butler
                                            ----------------------------------
                                            Name: Gilbert Butler
                                            Title:   President

                                   By:      Mezzanine Lending Associates III,
                                              L.P., its member

                                   By:      Mezzanine Lending Management III,
                                             L.P., general partner

                                   By:      /s/ Gilbert Butler
                                            ----------------------------------
                                            Name: Gilbert Butler
                                            Title:   President